Exhibit 4.48

January 20, 2017

(1) PARTICLE INC.

as Borrower

(2) Particle (HK) Limited

as a Covenantor

(3) Beijing Particle Information Technology Co., Ltd.
(北京一点网聚信息技术有限公司)

as a Covenantor

(4) Beijing Yidianwangju Technology Co., Ltd.
(北京一点网聚科技有限公司)

as a Covenantor

and

(5) PHOENIX NEW MEDIA LIMITED

as Original Lender

AMENDMENT NO. 1

TO

LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT is dated [•] 2016 and made between:

(1)                                 PARTICLE INC., an exempted limited liability company organized under the laws of the Cayman Islands (the “Borrower”)

(2)                                 PARTICLE (HK) LIMITED, a company organized under the laws of the Hong Kong and a Subsidiary (as defined herein) of the Borrower (the “HK Subsidiary”);

(3)                                 BEIJING PARTICLE INFORMATION TECHNOLOGY CO., LTD. (北京一点网聚信息技术有限公司), a company incorporated under the laws of the PRC and a Subsidiary (as defined herein) of the Borrower (the “PRC Subsidiary”);

(4)                                 BEIJING YIDIANWANGJU TECHNOLOGY CO., LTD. (北京一点网聚科技有限公司), a company incorporated under the laws of the PRC and a variable interest entity and Subsidiary (as defined herein) of the Borrower (the “PRC VIE”); and

(5)                                 PHOENIX NEW MEDIA LIMITED, an exempted limited liability company organized under the laws of the Cayman Islands (the “Original Lender”).

WHEREAS the Borrower, the HK Subsidiary, the PRC Subsidiary, the PRC VIE and the Original Lender entered into that certain Loan Agreement (the “Loan Agreement”) dated as of November 2, 2016, pursuant to which the Original Lender granted an unsecured term loan (the “Loan”) to the Original Lender on November 2, 2016 with a principal amount of US$6,795,686.22.

WHEREAS the Borrower has requested the Original Lender, and the Original Lender has agreed to, revise and extend the term of the Loan.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follow:

1.                                      Clause 1.1 of the Loan Agreement is hereby amended to delete the definition of “Final Maturity Date” in its entirety and to replace it with the following:

“‘Final Maturity Date’ means the date which falls twelve (12) Months from the relevant Utilisation Date, provided that if such day is not a Business Day, the Final Maturity Date shall be the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).”

2.                                      Each of the representations and warranties made by the Obligors to the Lender as set out in Clause 14 of the Loan Agreement is hereby repeated by the Obligors as of the date hereof as if each of such representations and warranties is made by the Obligors on the date hereof.

3.                                      From and after the date hereof, (i) all references in the Loan Agreement to “this Agreement” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement, (ii) all references in the other Finance Documents to the “Loan Agreement” shall mean the Loan Agreement, as amended by this Agreement, (iii) all references in the Finance Documents to the “Finance Documents” shall mean the Finance Documents as amended by this Agreement, collectively, and (iv) all terms in the Finance Documents which, by the terms thereof, have the meanings set forth in the “Loan Agreement” shall have the respective meanings set forth in the Loan Agreement as amended by this Agreement.

4.                                      The Obligors and the Original Lender hereby ratify and confirm the Loan Agreement and all other Finance Documents, in each case, as modified hereby.  Except as modified and amended by this Agreement, the Loan, the Loan Agreement and the other Finance

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Documents and the respective obligations of the Lender and the Obligors thereunder shall be and remain unmodified and in full force and effect.

5.                                      The execution, delivery and effectiveness of this Agreement shall not, except to the extent expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Loan Agreement or any of the other Finance Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Finance Documents by any of the parties hereto.

6.                                      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.                                      Any term of this Agreement or any other Finance Documents may be amended or waived only with the consent of the Lender and the Obligors and any such amendment or waiver will be binding on all Parties.

8.                                      This Agreement, and all non-contractual obligations arising from or in connection with this Agreement, are governed by, and construed exclusively in accordance with, the laws of Hong Kong.

9.                                      If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement or any other Finance Documents nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction will in any way be affected or impaired.

10.                               This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

11.                               All disputes and controversies arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this clause. The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

12.                               This Agreement constitutes the entire agreement among the Obligors and the Original Lender with respect to subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

13.                               All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SIGNATURE PAGE

For execution by the Borrower

SIGNED and DELIVERED by	)
)
for and on behalf of	)
PARTICLE INC.	)	/S/ YA Li

DIRECTOR / AUTHORISED SIGNATORY

For execution by the Covenantors

SIGNED and DELIVERED by	)
)
for and on behalf of	)
PARTICLE (HK) LIMITED	)	/S/ YA Li

DIRECTOR / AUTHORISED SIGNATORY

SIGNED and DELIVERED by	)
)
for and on behalf of	)
BEIJING PARTICLE INFORMATION	)
TECHNOLOGY CO., LTD.	)
(北京一点网聚信息技术有限公司))		/S/ YA Li

DIRECTOR / AUTHORISED SIGNATORY

SIGNED and DELIVERED by	)
)
for and on behalf of	)
BEIJING YIDIANWANGJU	)
TECHNOLOGY CO., LTD.	)
(北京一点网聚科技有限公司))		/S/ YA Li

DIRECTOR / AUTHORISED SIGNATORY

SIGNATURE PAGE

For execution by the Lender

SIGNED and DELIVERED by	)
)
for and on behalf of	)
PHOENIX NEW MEDIA LIMITED	)	/s/ Shuang Liu

DIRECTOR / AUTHORISED SIGNATORY